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                                                                     EXHIBIT 3.5

                          CERTIFICATE OF INCORPORATION

                                       OF

                               MELRU CORPORATION

                                   * * * * *

To: The Secretary of State
    State of New Jersey

            THE UNDERSIGNED of the age of eighteen years or over, for the purpose of forming a corporation pursuant to the provisions of Title 14A, Corporations, General, of the New Jersey Statutes, do hereby execute the following Certificate of Incorporation:

            FIRST: The name of the corporation is:

                               MELRU CORPORATION

            SECOND: The purpose or purposes for which the corporation is organized are:

            To engage in any activity within the lawful business purposes for which corporations may be organized under the New Jersey Business Corporation Act.

            THIRD: The aggregate number of shares which the corporation shall have authority to issue is One Thousand (1,000) of the par value of One Dollar ($1.00) each.

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            FOURTH: The address of the corporation's initial registered office is 28 West State Street, Trenton, New Jersey, 08608, and the name of the corporation's initial registered agent at such address is The Corporation Trust Company.

            FIFTH: The number of directors constituting the initial board of directors shall be Two (2), and the names and addresses of the directors are as follows:

               NAMES                        ADDRESSES

Sidney Kimmel                               191 Presidential Blvd
                                            Bala Cynwyd, PA 19004

Gerard F. Rubin                             10 North Ward Avenue
                                            Rumson, N.J. 07760

         SIXTH: The names and addresses of the incorporators are as follows:

               NAMES                        ADDRESSES

Timothy F. O'Connell                        123 South Broad Street
                                            Philadelphia, PA 19109

B.J. Verdon                                 123 South Broad Street
                                            Philadelphia, PA 19109

            IN WITNESS WHEREOF, we, the incorporators of the above named corporation, have hereunto signed this Certificate of Incorporation on the 14th day of July, 1983.

                                                /s/ Timothy F. O'Connell
                                                --------------------------------
                                                Timothy F. O'Connell

                                                /s/ B.J. Verdon
                                                --------------------------------
                                                B.J. Verdon
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                   CERTIFICATE OF AMENDMENT TO THE CERTIFICATE
                                OF INCORPORATION

                                       OF



                                MELRU CORPORATION
                  --------------------------------------------
                     (For use by Domestic Corporations only)

To: The Department of the Treasury
      State of New Jersey

            Pursuant to the provisions of Section 14A:7-2(2) of the New Jersey Business Corporation Act, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

            1. The name of the Corporation is Melru Corporation.

            2. The following is a copy of a resolution duly adopted by the Board of Directors of the corporation on December 9, 2002, pursuant to authority conferred upon the said Board of Directors by the Certificate of Incorporation:

            Resolved, that Article First of the Certificate of Incorporation be amended to read as follows:

            FIRST: The name of the corporation is Jones Retail Corporation.

Dated this 12th day of December, 2002.

                                               MELRU CORPORATION

                                  /s/ Patrick M. Farrell                       *
                              By: ----------------------------------------------
                                               (signature)

                                  ______________________________________________
                                      Patrick M. Farrell, Vice President/Finance and Administration




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                              CERTIFICATE OF MERGER

                                       OF

                             NW SECONDARY CORPORATION

                                       AND

                            JONES RETAIL CORPORATION

To the Department of the Treasury
State of New Jersey

Pursuant to the provisions of Section 14A:10-4.1 of the New Jersey Business Corporation Act, it is hereby certified that:

      1. The names of the merging corporations are NW Secondary Corporation, which is a business corporation of the State of New Jersey and Jones Retail Corporation, which is a business corporation of the State of New Jersey.

      2. The following is the Plan of Merger for merging NW Secondary Corporation with and into Jones Retail Corporation as approved by the directors and the shareholders entitled to vote of each of said merging corporations.

      3. The number of shares of NW Secondary Corporation which were entitled to vote at the time of the approval of the Plan of Merger by its shareholders is 100, all of which are of one class.

      All of the shareholders entitled to vote of the aforesaid corporation approved the Plan of Merger pursuant to their written consents without a meeting of shareholders; and the number of shares represented by such consents is 100. The date of said consents and approval was December 17, 2002.

      4. The number of shares of Jones Retail Corporation which were entitled to vote at the time of the approval of the Plan of Merger by its shareholders is 100, all of which are of one class.

      All of the shareholders entitled to vote of the aforesaid corporation approved the Plan of Merger pursuant to their written consents without a meeting of shareholders; and the number of shares represented by such consents is 100. The date of said consents and approval was December 17, 2002.

      5. Jones Retail Corporation will continue its existence as the surviving corporation under its present name, pursuant to the provisions of the New Jersey Business Corporation Act.
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      6. The merger herein provided for shall become effective on January
1, 2003.

Executed on December 17, 2002.

                                        NW SECONDARY CORPORATION

                                        By: /s/ Ira M. Dansky
                                           -------------------------------------
                                           Ira M. Dansky
                                           President

                                        JONES RETAIL CORPORATION

                                        By: /s/ Stephen Troy
                                           -------------------------------------
                                           Stephen Troy
                                           Vice President